UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 8, 2005

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, or registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective March 8, 2005, Arthur J. Gallagher & Co. (Gallagher) entered into an amendment (the Amendment) to its $250 million revolving credit facility (the Credit Agreement). The Amendment amended the “No Material Adverse Change” and “Litigation and Other Controversies” representations in the Credit Agreement to exclude from those representations the judgment in the approximate amount of $175,000,000 against AJG Financial Services, Inc., a wholly-owned subsidiary of Gallagher, (the Utah Judgment) resulting from the jury verdict described in Gallagher’s Form 8-K filed on February 14, 2005. The Amendment also included a waiver of any existing or potential default or event of default under provisions of the Credit Agreement that limit the amount of unstayed or unsatisfied judgments that could exist against Gallagher and its subsidiaries, and a waiver of a financial covenant based on EBITDA to the extent that Gallagher is required to expense any amount of the Utah Judgment from its earnings. The Amendment also increased the letter of credit subfacility included in the Credit Agreement from $75,000,000 to $125,000,000.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: March 11, 2005	/s/ Douglas K. Howell
Douglas K. Howell Vice President and Chief Financial Officer (principal financial officer and duly authorized officer)